Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
          In connection with the Quarterly Report of LyondellBasell Industries N.V. (the Company) on Form 10-Q for the period ended September 30, 2018, as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
October 30, 2018

/s/Bhavesh V. Patel
Bhavesh V. Patel
Chairman of the Management
Board and Chief Executive Officer
(Principal Executive Officer)

/s/Thomas Aebischer
Thomas Aebischer
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)